INVESTMENT ADVISORY AGREEMENT

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

Thornburg Investment Management, Inc.

2300 North Ridgetop Road

Santa Fe, New Mexico 87506

Ladies and Gentlemen:

Thornburg Income Builder Opportunities Trust (the “Trust” and “we” or “our”) herewith confirms our agreement with Thornburg Investment Management, Inc. (“You”).

The Trust has been organized to engage in the business of a closed-end management investment company.

You have been selected to act as the sole investment manager of the Trust and any other funds set forth on the Exhibit to this Agreement (each, a “Fund” and collectively, the “Funds”), which may be amended from time to time, and to provide certain other services, as more fully set forth below, and you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, each Fund agrees with you as follows effective upon the date of the execution of this Agreement or an Exhibit hereto by the respective Fund.

1.    We are engaged in the business of investing and reinvesting our assets in securities of the type, and in accordance with the limitations, specified in our Agreement and Declaration of Trust, By-Laws and Registration Statement filed with the Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the “Act”) and the Securities Act of 1933, as amended, including the Prospectus forming a part thereof (the “Registration Statement”), and in such manner and to such extent as may from time to time be authorized by our Board of Trustees (the “Board” or the “Trustees”). We have furnished copies of the documents listed above and will furnish you such amendments thereto as may be made from time to time.

2.        (a)    We hereby employ you to manage the investment and reinvestment of the assets of the Fund and to perform related functions, and without limiting the generality of the foregoing, to provide the investment management services specified below, subject to the supervision and control of the Board.

(b)    You will make decisions with respect to all purchases and sales of portfolio securities by the Fund. To carry out such decisions, you are hereby authorized, as our agent and attorney in fact, for our account and at our risk and in our name, to place orders for the investment and reinvestment of our assets. In all purchases, sales and other transactions in our portfolio securities you are authorized to exercise full discretion and act for us in the same manner and with the same force and effect as the Fund itself might or could do with respect to such purchases, sales, or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

(c)    You will report to our Trustees at each meeting thereof all changes in the Fund’s portfolio since your prior report, and will also keep us apprised of important developments affecting the portfolio and, on your own initiative, will furnish to us from time to time such information as you may believe appropriate for this purpose, whether concerning the individual entities whose securities are included in the portfolio, the individual banks and other third parties from which securities have been purchased for inclusion in the portfolio, the activities in which the entities or the banks and other third parties engage, federal income tax policies applicable to our investments, or the conditions prevailing in the securities markets or the economy generally. You will also furnish us with such statistical and analytical information with respect to our portfolio securities as you may believe appropriate or as we reasonably may request. In making such purchases and sales of our portfolio securities, you will comply with the policies set from time to time by our Trustees, the limitations imposed by our Agreement and Declaration of Trust, the provisions of the Internal Revenue Code of 1986, as amended, relating to regulated investment companies, and the provisions contained in our Registration Statement.

(d)    It is understood that you will from time to time employ or associate with yourself, entirely at your expense, such persons as you believe to be particularly fitted to assist you in the execution of your duties hereunder. While this Agreement is in effect, you or persons affiliated with you, other than us (“your affiliates”), will provide persons satisfactory to our Trustees to be elected or appointed officers or employees of the Fund. These shall be a president, a secretary, a treasurer, and such additional officers and employees as may reasonably be necessary for the conduct of our business. You or your affiliates will also provide persons, who may be our officers, but shall not be your officers or officers of your affiliates, to render such clerical and other office services to us as we may from time to time request of you. Such personnel may be your employees or employees of your affiliates. We will pay to you the cost of such personnel for rendering such services to us at such rates as shall from time to time be agreed upon between us, provided that all time devoted to the investment or reinvestment of portfolio securities shall be for your account. You or your affiliates will also furnish us without charge such management supervision and assistance and such office facilities as you may believe appropriate or as we may reasonably request subject to the provisions of Section 4 hereof, and to the requirements of any regulatory authority of which you may subject.

3.    You may delegate any or all of the responsibilities, rights or duties described above to one or more sub-advisers who shall enter into agreements with you, provided the agreements are approved (i) by the Trustees including a majority of the Trustees who are not interested persons of the Fund, cast in accordance with the provisions of the Act and the rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the Securities and Exchange Commission or its staff, and (ii) if required under interpretations of the Act by the Securities and Exchange Commission or its staff, by vote of the holders of a majority of the outstanding voting securities of the Fund (unless the Fund has obtained an exemption from the provisions of Section 15(a) of the Act). Any such delegation shall not relieve you from any liability hereunder.

4.    We agree, subject to the limitations described below, to be responsible for, and hereby assume the obligation for payment of, all our expenses other than those expressly stated to be payable by you hereunder. Expenses payable by us shall include, but not be limited to: (a) brokerage and commission expenses, (b) federal, state or local taxes, including issue and transfer

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taxes incurred by or levied on us, (c) commitment fees, (d) interest charges on borrowings, (e) costs, including dividend and/or interest expenses and other costs (including, without limit, offering and related legal costs, fees to brokers, fees to auction agents, fees to transfer agents, fees to rating agencies and fees to auditors associated with satisfying rating agency requirements for preferred shares or other securities issued by the Fund and other related requirements in the Fund’s organizational documents) associated with the Fund’s issuance, offering, redemption and maintenance of preferred shares or other instruments for the purpose of incurring leverage, (f) fees and expenses of any underlying funds in which the Fund may invest, (g) charges and expenses of our custodian, (h) charges and expenses of persons performing issuance, redemption, registrar, transfer and dividend disbursing functions for us, (i) telecommunication expenses, (j) recurring and non-recurring legal and accounting expenses (including disbursements), (k) insurance premiums, (l) costs of organizing and maintaining our existence as a Delaware statutory trust, (m) compensation and travel expenses, including Trustees’ fees, of any of our Trustees, officers or employees who are not your officers or officers of your affiliates (provided that such officers who serve as our Trustees will be reimbursed by us for travel and out-of-pocket expenses incurred in attending meetings), and costs of other personnel providing services to us, (n) costs of shareholders’ services and portfolio valuation services, (o) costs of shareholders’ reports, proxy solicitations, distribution of prospectuses to existing shareholders, and meetings, (p) costs of personnel (other than your officers or officers of your affiliates) competent to perform administrative, clerical and shareholder relations functions, including travel expenses if necessarily related to shareholder relations functions, (q) costs of any reports to government agencies, (r) fees and expenses of registering our shares under the appropriate federal securities laws and of qualifying our shares under applicable state securities laws, including expenses attendant upon the initial registration and qualification of our shares and attendant upon renewals of, or amendments to, those registrations and qualifications, (s) expenses of printing our prospectuses, (t) the cost of printing or engraving of certificates representing our shares, (u) postage, (v) membership dues in any industry associations, (w) payment of the investment advisory fee provided for herein, and (x) all other charges and costs of our operation unless otherwise explicitly provided herein. Our obligation for the foregoing expenses is limited by your agreement to be responsible for any amount by which our operating expenses (excluding taxes, brokerage, interest and, to the extent permitted by applicable law, extraordinary expenses) accrued for any period during which this Agreement is in effect exceed an amount equal to, in the case of expenses accrued with respect to any of our fiscal years during which this Agreement is in effect, the limits prescribed by any state in which the Fund’s shares are qualified for sale.

You will pay the compensation of any sub-adviser retained pursuant to paragraph 3 above and the compensation and expenses of any person rendering portfolio management services to the Fund who are your directors, officers, employees, members or stockholders. You will make available to the Board, without expense to the Fund, such of your employees as the Board may request to participate in Board meetings and provide such reports and other assistance as the Trustees may reasonably request.

5.    You may rely on information reasonably believed by you to be accurate and reliable. We will expect of you, and you will give us the benefit of, your best judgment and efforts in rendering these services to us, and we agree as an inducement to your undertaking these services that, except as may be otherwise required by the Act or the rules thereunder, neither you nor your directors, officers, employees, shareholders, members, agents, control persons or affiliates of any

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thereof will be liable hereunder for any mistake of judgment or for any other cause provided that nothing herein shall be deemed to protect, or purport to protect, you against any liability to us or to our security holders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

Any person, even though also a director, officer, employee, shareholder, member or agent of you, who may be or become a Trustee, officer, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or act on any business of the Fund (other than services or business in connection with your duties hereunder), to be rendering such services to or acting solely for the Fund and not as a director, officer, employee, shareholder, member, or agent of you, or one under your control or direction, even though paid by you.

6.    For all of the services to be rendered as provided in this Agreement, as of the last business day of each month, the Fund will pay you a fee based on the average value of the daily Managed Assets (as defined below) of the Fund and paid at an annual rate as set forth on the Exhibit executed with respect to the Fund and attached hereto. “Managed Assets” means the total assets of the respective Fund, including assets attributable to leverage, minus liabilities (other than debt representing leverage and any preferred stock that may be outstanding).

The average value of the daily Managed Assets of the Fund shall be determined pursuant to the applicable provisions of the Declaration of Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the Managed Assets of the Fund as last determined shall be deemed to be the value of the Managed Assets as of the close of the business day, or as of such other time as the value of the Fund’s Managed Assets may lawfully be determined, on that day. If the determination of the net asset value of the Fund has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the Managed Assets of the Fund as last determined (whether during or prior to such month).

7.    In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that you (or the applicable sub-adviser retained pursuant to paragraph 3 above) will arrange for the placing of all orders for the purchase and sale of portfolio securities for the account with brokers or dealers selected by you (or the sub-adviser), subject to review of this selection by the Board from time to time. You (or the sub-adviser) will be responsible for the negotiation and the allocation of principal business and portfolio brokerage. In the selection of such brokers or dealers and the placing of such orders, you (or the sub-adviser) are directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

You (or the sub-adviser) should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received. In seeking best qualitative execution, you (or the sub-adviser) are authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which you exercise investment

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discretion. You (or the sub-adviser) are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you (or the sub-adviser) determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your (or the sub-adviser’s) overall responsibilities with respect to the Fund and to accounts over which you (or the sub-adviser) exercise investment discretion. The Fund and you (and the sub-adviser) understand and acknowledge that, although the information may be useful to the Fund and you (and the sub-adviser), it is not possible to place a dollar value on such information. You shall periodically provide to the Board the commissions paid by the Fund, so that the Board may evaluate whether the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

A broker’s or dealer’s sale or promotion of Fund shares shall not be a factor considered by your personnel responsible for selecting brokers to effect securities transactions on behalf of the Fund. You and your personnel shall not enter into any written or oral agreement or arrangement to compensate a broker or dealer for any promotion or sale of Fund shares by directing to such broker or dealer (i) the Fund’s portfolio securities transactions or (ii) any remuneration, including but not limited to, any commission, mark-up, mark down or other fee received or to be received from the Fund’s portfolio transactions through such broker or dealer.

Subject to the provisions of the Act, and other applicable law, you (or the sub-adviser), any of your (and the sub-adviser’s) affiliates or any affiliates of your (or the sub-adviser’s) affiliates may retain compensation in connection with effecting Fund portfolio transactions, including transactions effected through others. If any occasion should arise in which you (or the sub-adviser) give any advice to your clients (or clients of the sub-adviser) concerning the shares of the Fund, you (or the sub-adviser) will act solely as investment counsel for such client and not in any way on behalf of the Fund.

Notwithstanding the foregoing, any transactions executed with or through first- or second-tier affiliates of the Fund will comply with Section 17 of the Act, including without limitation, Section 17(a), Section 17(e) or Rule 17e-1 thereunder, and your and the Fund’s compliance policies and procedures. In no event will you or your affiliates be obligated to effect any transaction which you believe would violate any applicable state or federal law, rule or regulation, or the rules and regulations of any regulatory or self-regulatory body.

8.    The term of this Agreement shall begin on the date of execution by the Fund and shall continue in respect to the Fund for a period of two years. This Agreement may be continued as to any one or more Funds, for successive twelve-month periods, provided that such continuation is specifically approved at least annually by our Trustees or by a majority vote of the holders of our outstanding voting securities (as defined in the Act) and, in either case, by a majority of those of our Trustees who are neither a party to this Agreement nor, other than by their service as Trustees of the Trust, interested persons, as defined in the Act, of any such person who is party to this Agreement. Upon the effectiveness of this Agreement, it shall supersede all previous agreements between us covering the subject matter hereof. This Agreement may be terminated at any time as to any Fund, without the payment of any penalty, by vote of a majority of the

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outstanding voting securities of that Fund, as defined in the Act, or by a vote of a majority of our Trustees, on sixty days’ written notice to you, or by you on sixty days’ written notice to us. If a Fund is added pursuant to an Exhibit executed after the date of this Agreement as described above, this Agreement shall become effective with respect to that Fund upon execution of the applicable Exhibit and shall continue in effect for a period of two years from the date thereof and from year to year thereafter, subject to approval as described above.

9.    You will vote, or make arrangements to have voted, all proxies solicited by or with respect to the issuers of securities in which assets of the Fund may be invested from time to time. Such proxies will be voted in a manner that you deem, in good faith, to be in the best interest of the Fund and in accordance with your proxy voting policy. You agree to provide a copy of your proxy voting policy, and any amendments thereto, to the Fund prior to the execution of this Agreement.

10.    You hereby represent and warrant to, and covenant with the Fund, as follows:

(a)    You are registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as of the effective date hereof and shall maintain such registration for so long as this Agreement remains in effect;

(b)    You are a corporation duly organized and validly existing under the laws of the state of Delaware with the power to own and possess your assets and carry on your business as is now being conducted.

(c)    The execution, delivery and performance by you of this Agreement is within your powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on your part for the execution, delivery and performance by you of this Agreement, and the execution, delivery and performance by you of this Agreement do not contravene or constitute default under (i) any provision of applicable law, rule or regulation, (ii) your governing instruments, or (iii) any agreement, judgment, injunction, order, decree, or other instrument binding upon you;

(d)    You have provided the Board with a complete copy of your Form ADV, including Part 2A thereof, and will make available electronically to the Board any updated or amended version of your Form ADV promptly upon making material changes to the Form ADV;

(e)    You will maintain a written code of ethics (the “Code of Ethics”) that complies with the requirements of Rule 17j-1 under the Act (“Rule 17j-1”), a copy of which will be provided to the Fund, and will institute procedures reasonably necessary to prevent any Access Person (as defined in Rule 17j-1) from violating the Code of Ethics. You will follow such Code of Ethics in performing services under this Agreement. You also will certify quarterly to the Fund that you and your “Advisory Persons” (as defined in Rule 17j-1) have complied materially with the requirements of Rule 17j-1 during the previous quarter or, if not, explain what you have done to seek to ensure such compliance in the future. Annually, you will furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 206(4)-7 of the Advisers Act, concerning the Code of Ethics and compliance program, respectively, to the Fund. You shall notify the Fund promptly of any material violation of the Code of Ethics involving the Fund. You will provide

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such additional information regarding violations of the Code of Ethics affecting the Fund as the Chief Compliance Officer of the Fund may reasonably request in order to assess the functioning of the Code of Ethics or any harm caused to the Fund from such a violation of the Code of Ethics. Further, you represent that you have policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by you and your employees;

(f)    Upon written request, you will provide the Fund with such information as necessary to ensure solely with respect to information relating to you that: (i) a Fund’s registration statement on Form N-2, to be filed with the SEC, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) a Fund’s prospectus, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(g)    You shall comply in all material respects with all applicable provisions of the U.S. federal securities laws, including the Act and the Advisers Act and other applicable rules and regulations of the Securities and Exchange Commission and, in addition, will conduct your activities under this Agreement in accordance with any applicable laws and regulations of any governmental authority pertaining to your investment advisory activities. You shall notify the Board of a change of control of your firm within a reasonable time in advance of such change. You will also fully cooperate with the Fund in any regulatory investigation, examination, or inspection of the Fund or of your firm with respect to the Fund or relating to the provision of services to the Fund under this Agreement;

(h)    You will exercise your best judgment, use reasonable care and act in good faith and act in a manner consistent with applicable federal and state laws and regulations in rendering the services you agree to provide under the Agreement.

(i)    You have appointed a Chief Compliance Officer under Rule 206(4)-7 of the Advisers Act and have adopted written policies and procedures reasonably designed to prevent violations of the Advisers Act. You will timely provide to the Fund an annual certification from your Chief Compliance Officer with respect to the design and operation of your compliance program, in a format reasonably requested by the Fund;

(j)    You will promptly notify the Fund of the occurrence of any event that would disqualify you from serving as an investment adviser to the Fund pursuant to Section 9(a) of the Act; and

(k)    You shall maintain business continuity, disaster recovery and backup capabilities and facilities intended to allow you to perform your obligations hereunder with minimal disruption or delays.

11.    The Fund represents and warrants to, and covenants with you as follows:

(a)    the execution, delivery and performance by the Fund of this Agreement are within the Fund’s powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Fund for the execution, delivery and performance by the Fund of this Agreement, and the

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execution, delivery and performance by the Fund of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) its Declaration of Trust, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Fund; and

(b)    the Fund shall cooperate with you in any regulatory investigation, examination, or inspection of the Fund or your firm relating to this Agreement or services provided by you hereunder.

12.    All representations and warranties made pursuant to paragraphs 10 and 11 of this Agreement shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true or accurate in all material effects.

13.    No provision of this Agreement may be changed, waived, discharged, or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the Trustees who are not interested persons of you or of the Fund, cast in accordance with the provisions of the Act and the rules and regulations thereunder, as such statutes, rules and regulations are amended from time to time or are interpreted from time to time by the Securities and Exchange Commission or its staff and (if required under interpretations of the Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the applicable Fund to which the amendment relates.

14.    This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by you and this Agreement shall terminate automatically in the event of any such transfer, assignment, sale, hypothecation or pledge to you. The terms “transfer,” “assignment” and “sale” as used in this paragraph shall have the meanings ascribed thereto by governing law and in applicable rules or regulations of the Securities and Exchange Commission.

15.    Except to the extent necessary to perform your obligations hereunder, nothing herein shall be deemed to limit or restrict your right, or the right of any of your officers, directors or employees who may also be a Trustee, officer or employee of ours, or of a person affiliated with us, as defined in the Act, to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

16.    The Fund and you acknowledge that all rights to the name “Thornburg” or any variation thereof belong to you, and that the Fund is being granted a limited license to use such words in its Fund name. In the event you cease to be investment adviser to the Fund, the Fund’s right to the use of the name “Thornburg” shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by you during the term of this Agreement upon ninety (90) days’ written notice by you to the Fund. Nothing contained herein shall impair or diminish in any respect, your right to use the name “Thornburg” in the name of, or in connection with, any other business enterprises with which you are or may become associated. There is no charge to the Fund for the right to use this name.

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17.    It is expressly agreed that the obligations of the Fund hereunder shall not be binding upon any of the Trustees, officers, employees, agents or nominees of the Fund, or any shareholders of the Fund personally, but bind only the property of the Fund, as provided in the applicable Declaration of Trust. The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the applicable Fund and signed by offers of the Fund, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the property of the applicable Fund as provided in its Declaration of Trust.

18.    In compliance with the requirements of Rule 31a-3 under the Act, you agree that all records that you maintain for the Fund are the property of the applicable Fund and you agree to surrender promptly to the Fund such records upon the Fund’s request. You further agree to preserve for the periods prescribed by Rule 31a-2 under the Act all records which you maintain for the Fund that are required to be maintained by Rule 31a-1 under the Act.

19.      (a)    This Agreement shall be governed by the laws of the State of Delaware without reference to choice of law principles thereof and in accordance with the Act. In the case of any conflict, the Act shall control. Any legal suit, action or proceeding related to, arising out of or concerning this Agreement shall be brought only in the U.S. District Court for the District of Delaware, or if such action may not be brought in that court, then such action shall be brought in the Court of Chancery of the State of Delaware (the “Chosen Courts”). Each party consents to jurisdiction in the Chosen Courts; (b) waives any objection to venue in each Chosen Court; and (c) waives any objection that either Chosen Court is an inconvenient forum.

(b)    For the purpose of this Agreement, the terms “assignment,” “majority of the outstanding voting securities,” “control” and “interested person” shall have their respective meanings as defined in the Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the Act; and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934, as amended.

(c)    Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Act shall be resolved by reference to such term or provision of the Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

20.    Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of each Fund is 2300 North Ridgetop Road, Santa Fe, New Mexico 87506.

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21.    You agree to treat all records and other information relating to each Fund and the securities holdings of each Fund as confidential and shall not disclose any such records or information to any other person unless (i) the Board has approved the disclosure or (ii) such disclosure is compelled by law. In addition, you, and your officers, directors and employees are prohibited from receiving compensation or other consideration, for themselves or on behalf of the Fund, as a result of disclosing the Fund’s portfolio holdings. You agree that, consistent with your Code of Ethics, neither you nor your officers, directors or employees may engage in personal securities transactions based on nonpublic information about the a Fund’s portfolio holdings.

22.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

23.    This Agreement applies to the Funds specified on the Exhibit(s). This Agreement may be made applicable to one or more other funds. This Agreement will in all events apply separately to each Fund to which it relates and will be severable in all respects. Consequently, this Agreement may be modified, continued or terminated as to any Fund without affecting any other Fund. A determination by any court or agency having jurisdiction that any provision of this Agreement is invalid or unenforceable will not affect the validity of the other provisions of this Agreement.

24.    This Agreement does not, and is not intended to, create any third-party beneficiary or otherwise confer any rights, privileges, claims or remedies upon any person other than the parties and their respective successors and permitted assigns.

25.    Each of the undersigned expressly warrants and represents that he or she has the full power and authority to sign this Agreement on behalf of the party indicated, and that his or her signature will operate to bind the party indicated to the foregoing terms.

If the foregoing is in accordance with your understanding, you will kindly so indicate by signing and returning to us the enclosed copy hereof.

Very truly yours,

THORNBURG INCOME BUILDER OPPORTUNITIES TRUST

By: /s/ Curtis Holloway

Date: 05/10/2021

ACCEPTED:

THORNBURG INVESTMENT MANAGEMENT, INC.

By: /s/ Nimish S. Bhatt

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May 10, 2021

Exhibit 1

Fund	Percentage of Average Daily Managed Assets
Thornburg Income Builder Opportunities Trust	1.25%